                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

[X] Filed by the Registrant
[_] Filed by a Party other than the Registrant

Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14a-6(e)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to 167; 240.14a-12

                           Cable Design Technologies
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------
     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                       [LOGO OF CABLE DESIGN TECHNOLOGIES]

                           CABLE DESIGN TECHNOLOGIES

Foster Plaza 7 . 661 Andersen Drive                              FRED C. KUZNIK

Pittsburgh, PA 15220 . (412) 937-2300                   Chief Executive Officer

November 8, 2002

Dear Stockholder:

   On behalf of the Board of Directors, I cordially invite you to attend the Annual Meeting of Stockholders on Tuesday, December 10, 2002, at 10:00 A.M., Eastern Standard Time. The meeting will be held at the Hilton Hotel & Towers, 600 Commonwealth Place, Pittsburgh, Pennsylvania 15222.

   The matters scheduled to be considered at the meeting are the election of directors and the election of an auditor for the Company. These matters are more fully explained in the attached Proxy Statement, which you are encouraged to read.

   The Board of Directors values and encourages stockholder participation. It is important that your shares be represented, whether or not you plan to attend the meeting. Please take a moment to sign, date and return your Proxy in the envelope provided even if you plan to attend the meeting.

   We hope you will be able to attend the meeting.

                                          Sincerely,

                                          /s/ Fred C. Kuznik
                                          FRED C. KUZNIK
                                          Chief Executive Officer

                       Innovative Connective Technology

                       [LOGO OF CABLE DESIGN TECHNOLOGIES]

                     CABLE DESIGN TECHNOLOGIES CORPORATION

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

   Notice is hereby given that the Annual Meeting of Stockholders of Cable Design Technologies Corporation (the "Company") will be held at the Hilton Hotel & Towers, 600 Commonwealth Place, Pittsburgh, Pennsylvania 15222 on Tuesday, December 10, 2002, at 10:00 A.M., Eastern Standard Time, for the following purposes:

      1. To elect seven directors to serve until the next Annual Meeting of Stockholders;

      2. To elect an Auditor for the Company for the ensuing year; the Board of Directors of the Company has recommended Deloitte & Touche LLP, the present Auditor, for election as Auditor; and

      3. To consider and act upon any other matters which may properly come before the meeting or any adjournment thereof.

   In accordance with the provisions of the Bylaws, the Board of Directors has fixed the close of business on October 22, 2002 as the record date for the determination of the holders of Common Stock entitled to notice of and to vote at the Annual Meeting.

                                          By order of the Board of Directors

                                          /s/ Charles B. Fromm
                                          CHARLES B. FROMM
                                          Secretary

Pittsburgh, Pennsylvania
November 8, 2002

                     CABLE DESIGN TECHNOLOGIES CORPORATION

                                Foster Plaza 7
                              661 Andersen Drive
                        Pittsburgh, Pennsylvania 15220

                               -----------------

                                PROXY STATEMENT

                   Annual Meeting of Stockholders to be Held
                               December 10, 2002

                               -----------------

                                                               November 8, 2002

   The Proxy is solicited by the Board of Directors of Cable Design Technologies Corporation (the "Company") for use at the 2002 Annual Meeting of Stockholders to be held on Tuesday, December 10, 2002, at 10:00 A.M., Eastern Standard Time, at the Hilton Hotel & Towers, 600 Commonwealth Place, Pittsburgh, Pennsylvania 15222. Solicitation of the Proxy may be made through officers and regular employees of the Company by telephone or by oral communications with some stockholders. No additional compensation will be paid to such officers and regular employees for any such Proxy solicitation. Expenses incurred in the solicitation of Proxies will be borne by the Company. This Proxy Statement is first being sent to the stockholders on or about November 8, 2002.

                                VOTING MATTERS

   The representation in person or by proxy of a majority of the outstanding shares of common stock of the Company, par value $.01 per share (the "Common Stock"), entitled to a vote at the meeting is necessary to provide a quorum for the transaction of business at the meeting. Shares can only be voted if the stockholder is present in person or is represented by a properly signed proxy. Each stockholder's vote is very important. Whether or not you plan to attend the meeting in person, please sign and promptly return the enclosed proxy card, which requires no postage if mailed in the United States. All signed and returned proxies will be counted towards establishing a quorum for the meeting, regardless of how the shares are voted.

   Shares represented by proxy will be voted in accordance with your instructions. You may specify your choice by marking the appropriate box on the proxy card. If your proxy card is signed and returned without specifying choices, your shares will be voted for the Board of Director's proposals, and as the individuals named as proxy holders on the proxy deem advisable on all other matters as may properly come before the meeting.

   For all matters to be voted upon at the meeting other than the election of directors, the affirmative vote of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval. The directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors. Withholding authority to vote, or an instruction to abstain from voting on a proposal, will be treated as shares present and entitled to vote and, for purposes of determining the outcome of the vote, will have the same effect as a vote against the proposal. A broker "non-vote" occurs when a nominee holding shares for a beneficial holder does not have discretionary voting power and does not receive voting instructions from the beneficial owner. Broker "non-votes" will not be treated as shares present and entitled to vote on a voting matter and will have no effect on the outcome of the vote.

   Any stockholder giving the enclosed Proxy has the power to revoke such Proxy prior to its exercise either by voting by ballot at the meeting, by executing a later-dated proxy or by delivering a signed written notice of the revocation to the Secretary of the Company before the meeting begins. The Proxy will be voted at the meeting if the signer of the Proxy was a stockholder of record on October 22, 2002 (the "Record Date").

   On the Record Date, there were outstanding and entitled to vote at the meeting 44,695,948 shares of Common Stock. Each outstanding share of Common Stock is entitled to one vote. A list of the stockholders entitled to vote at the meeting will be available for inspection at the meeting for purposes relating to the meeting.

                           MATTERS TO BE ACTED UPON

1.  Election of Directors

   Pursuant to the Bylaws of the Company, the Board of Directors has determined that the number of directors constituting the full Board of Directors shall be eight. The Board of Directors recommends that the stockholders vote FOR each nominee set forth below. Proxies are solicited in favor of the nominees named on the following pages and it is intended that the Proxies will be voted for the seven nominees. One vacancy will remain following the meeting. In the event that any of the nominees should become unable or unwilling to serve as a director, it is intended that the Proxies will be voted for the election of such other person, if any, as shall be designated by the Board of Directors. It is not anticipated that any of the nominees will be unable or unwilling to serve as a director. Each director to be elected will serve until the next Annual Meeting of Stockholders or until a successor is elected and shall qualify.

Information Regarding Nominees for Election of Directors

   A brief statement of the business experience and positions with the Company for the past five years, a listing of certain other directorships and the ages (as of September 30, 2002) of each person nominated to become a director of the Company are set forth on the following pages. There are no family relationships between any of the directors, nominees and executive officers of the Company or any arrangement or understanding between any director or nominee and any other person pursuant to which he or she was or is to be selected as a director or nominee.

   Bryan C. Cressey, 53, has been Chairman of the Board of the Company since 1988 and a director since 1985. For the past twenty-two years he has also been a General Partner and Principal of Golder, Thoma and Cressey ("GTC") and Thoma Cressey Equity Partners, both private equity firms. He is also a director of Select Medical Corporation, a public company, and several private companies, all of which are unaffiliated with the Company. Mr. Cressey received a Juris Doctor degree and a MBA degree from Harvard University.

   Ferdinand Kuznik, 61, has been a director of the Company since June 2000 and Chief Executive Officer of the Company since December 10, 2001. In June 2001
Mr. Kuznik retired from Motorola, Inc. where he had served since 1999 as Executive Vice President of Motorola, Inc. and President of Motorola's operations in Europe, the Middle East and Africa. From 1997 to 1999, Mr. Kuznik served as President of Motorola's Personal Communications Sector. Mr. Kuznik has also served as Managing Director of Philips Telecommunications and held management positions with A.D. Little and AT&T Switching Systems. Mr. Kuznik has a Dipl. Ing. degree from the Technical University of Ostrava and a Master's degree in computer science from the Illinois Institute of Technology in Chicago.

   Lance Balk, 44, has been a director since March 2000. Mr. Balk has been a partner of Kirkland & Ellis since 1989 in the securities and mergers & acquisition practice groups. Mr. Balk received a Juris Doctor degree and a MBA degree from the University of Chicago.

   George Graeber, 60, has been a director and Chief Operating Officer of the Company since 1998, and President of the Company since December 2001. Between 1992 and 1998, Mr. Graeber served in various other positions with the Company, including Executive Vice President of the Company and President of Montrose/CDT. From 1990 to 1992 Mr. Graeber was a Vice President and General Manager of the Energy division of Anixter International Inc. Mr. Graeber also was the President of the Industrial Electronic division of Brintec Corp. and a Vice President of Brand Rex Cable. Mr. Graeber has a Master's degree in Electrical Engineering from the University of Connecticut.

   Michael F.O. Harris, 64, has been a director of the Company since 1985. For the past twenty years he has also been a Managing Director of NGI, Inc. and The Northern Group, Inc. ("Northern"), which act as Managing General Partners of Northern Investment Limited Partnership ("NILP") and Northern Investment Limited Partnership II ("NILP II"), respectively. NILP and NILP II are investment partnerships which own several manufacturing companies unaffiliated with the Company. Mr. Harris has a B.S. degree from Yale University and a MBA degree from Harvard University.

   Glenn Kalnasy, 59, has been a director of the Company since 1985. For the past twenty years he has also been a Managing Director of NGI, Inc. and Northern, which act as Managing General Partners of NILP and NILP II, respectively. Mr. Kalnasy has a B.S. degree from Southern Methodist University.

   Richard C. Tuttle, 47, has been a director of the Company since 1989. Since 1997, Mr. Tuttle has been a Principal of Prospect Partners, L.L.C., a private equity investment firm. From 1992 to 1996, Mr. Tuttle was an Executive Vice President at Health Care & Retirement Corp., a publicly traded health care company that is unaffiliated with the Company. From 1987 to 1992, he was a Principal at GTC, a private equity investment firm. Mr. Tuttle has a B.A. degree and MBA degree from Stanford University.

2.  Election of Auditors

   The Board of Directors recommends that the stockholders vote FOR the election of the firm of Deloitte & Touche LLP as the auditors to audit the financial statements of the Company and certain of its subsidiaries for the fiscal year ending July 31, 2003. It is intended that the Proxies in the form enclosed with this Proxy Statement will be voted for such firm unless stockholders specify to the contrary in their Proxies or specifically abstain from voting on this matter.

   Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting of Stockholders. They will have the opportunity to make statements if they desire to do so and will be available to respond to appropriate questions.

3.  Other Business

   The Board of Directors does not know of any other business to be presented at the Annual Meeting of Stockholders. If any other matters properly come before the meeting, however, it is intended that the persons named in the enclosed form of Proxy will vote said Proxy in accordance with their best judgment.

                      DIRECTORS MEETINGS AND COMPENSATION

Directors Meetings

   The Board of Directors held four regular meetings and six special telephonic meetings during the year ended July 31, 2002 ("fiscal 2002"). The Audit Committee, which consists of Richard C. Tuttle, Michael F.O. Harris and Glenn Kalnasy, oversees actions taken by the Company's independent auditors, recommends the engagement of auditors and reviews the Company's internal audits. The Compensation Committee approves the compensation of executives of the Company, makes recommendations to the Board of Directors with respect to standards for setting compensation levels and administers the Company's incentive plans. The Compensation Committee consists of Bryan C. Cressey and Richard C. Tuttle. The Nominating Committee consists of Bryan C. Cressey and Lance Balk. During fiscal 2002, each of the Company's incumbent directors participated in at least 75% of the aggregate of the meetings of the Board of Directors and the meetings of committees of the Board of Directors of which such director was a member. During fiscal 2002, the Compensation and Nominating Committees met informally, either in person or by phone, on a number of occasions (with formal actions by the Compensation Committee being taken by written consent) and the Audit Committee met, either in person or by telephonic meeting, six times.

Compensation of Directors

   Directors who are also officers of the Company do not currently receive compensation from the Company for their services as directors. Those directors who are not officers of the Company receive $2,500 quarterly for their services as directors. All directors are reimbursed for expenses incurred in connection with their attendance at meetings. Under the Company's Non-Employee Director Stock Plan (the "Director Plan") each participating director under such plan is entitled to receive shares of common stock annually with a fair market value of $15,000. Also, on the first day of each of the Company's 2/nd/, 3/rd/ and 4/th/ fiscal quarters each non-employee director receives an option grant of 1,500 shares of Common Stock and, for each Committee on which a director serves, an option grant of an additional 500 shares. Grants are made under the 2001 Long-Term Performance Incentive Plan. The option grants vest 33 1/3% each year following grant and have an exercise price equal to the fair market value of the Common Stock on the date of grant.

               MANAGEMENT COMPENSATION AND CERTAIN TRANSACTIONS

Summary Compensation Table

   The following Summary Compensation Table discloses, for the fiscal years indicated, individual compensation information for Mr. Kuznik (CDT's current chief executive officer), Mr. Olson (who retired as CDT's chief executive officer on December 10, 2001) and the four other most highly compensated executive officers who were serving as executive officers at the end of fiscal 2002 (collectively, the "named executives").

                                                     Annual            Long-Term
                                                  Compensation        Compensation
                                               ---------------    --------------------
                                                                  Option     Other     Incentive
                                        Fiscal Salary    Bonus    Awards  Compensation Payments
      Name and Principal Position        Year  ($)(1)    ($)(2)    (#)       ($)(3)       ($)
      ---------------------------       ------ ------- -------    ------- ------------ ---------
Fred C. Kuznik.........................  2002  392,308 150,000    501,500       183       --
 Chief Executive Officer                 2001       --      --         --        --       --
 Effective December 10, 2001             2002       --      --         --        --       --

Paul M. Olson..........................  2002  359,616  41,650         --    30,600       --
 President, Chief Executive Officer      2001  500,000  77,613         --    28,572       --
 Retired, December 10, 2001              2000  496,616 695,334         --    30,009       --

George C. Graeber......................  2002  475,769  26,180         --    27,048       --
 President, Chief Operating Officer      2001  428,750  46,383         --    25,548       --
                                         2000  364,339 364,500         --    26,102       --

David R. Harden........................  2002  304,500  13,748         --    27,922       --
 Senior Vice President                   2001  301,991  36,913         --    26,376       --
                                         2000  286,331 229,110         --    27,259       --

Normand Bourque........................  2002  244,746 407,543(4)      --    21,661       --
 Executive Vice President                2001  257,792 335,773(4)      --    20,886       --
 (Employment ceased on October 4, 2002)  2000  252,219 478,461(4)      --    20,135       --

Ian Mack...............................  2002  243,830 254,985(5)      --    25,728       --
 Group President-Europe                  2001  241,887 282,471(5)  75,000    25,376       --
                                         2000       --      --         --        --       --

--------
(1) Amounts in this column reflect salaries paid in the applicable fiscal year.
(2) Amounts in this column reflect bonuses paid with respect to the applicable fiscal year.
(3) Figures in this column include amounts with respect to Company contributions to the West Penn Wire Division Incentive Profit Sharing Plan and Trust (the "Incentive Plan") (which is a defined contribution plan) and term life insurance premiums paid by the Company (both of which reflect payments made in the 2001 calendar year), which for each of the named executives other than Mr. Kuznik, Mr. Bourque and Mr. Mack are: Mr. Olson, Incentive Plan $25,500, term life insurance premium $5,100; Mr. Harden, Incentive Plan $25,500, term life insurance premium $2,422; and Mr. Graeber, Incentive Plan $25,500, term life insurance premium $1,548. Figures in this column for Mr. Kuznik represent term life insurance premium of $183. Figures in this column for Mr. Bourque represent term life insurance and medical benefit premium, $5,670, and earned amounts with respect to projected benefits under NORDX/CDT, Inc. defined benefit plans, $15,991. Mr. Bourque is entitled to an annual pension of Cdn. $19,400 payable commencing at the end of his severance period (April 4, 2004). Such amount is based on 7 years of service with the Company and includes Cdn $5,300 annual supplemental retirement payment pursuant to his employment agreement. Mr. Bourque will also be entitled to a one-time transitional retirement allowance of Cdn. $112,600. Figures in this column for Mr. Mack represent Company pension contribution, $24,019 and medical benefit premium, $1,709.
(4) Bonus includes $112,500 and $206,250 in 2001 and 2000, respectively, of signing bonus paid pursuant to Mr. Bourque's employment agreement entered into on February 5, 1996, and $400,000 and $200,000 in fiscal 2002 and 2001, respectively, under a retention bonus plan adopted in fiscal 2001 and expiring in fiscal 2002.
(5) Bonus includes $243,830 and $241,887 in 2002 and 2001, respectively, of signing bonus paid pursuant to Mr. Mack's employment agreement entered into on August 1, 2000. The last payment of such signing bonus was made in August 2002.

Option Grants in Fiscal Year 2002

   The following table shows information regarding the grant of stock options during fiscal 2002 to the named executives.

                                                             Potential Realizable Value
                             % of Total                      at Assumed Annual Rates
                Number of     Options                        of Stock Price Appreciation
               Securities    Granted to  Exercise              for Option Term
               Underlying   Employees in  Price   Expiration ---------------------------
     Name      Options (#)  Fiscal Year   ($/Sh)     Date        5%($)        10%($)
     ----      -----------  ------------ -------- ----------   ---------     ---------
Fred C. Kuznik     1,500(1)      0.3%     $12.99   11/01/11       12,254        31,054
Fred C. Kuznik   200,000(2)     35.7%     $14.79   12/21/11    1,860,270     4,714,290
Fred C. Kuznik   200,000(2)     35.7%     $14.25   12/28/11    1,792,350     4,542,166
Fred C. Kuznik   100,000(2)     17.9%     $15.23    1/04/12      957,807     2,427,270

--------
(1) Such options were issued as part of the director option grants prior to Mr. Kuznik becoming CEO. Such options vest ratably over three years.
(2) Such options were vested 20% on the date of grant, and vest ratably over the remaining 4 years.

Option Exercises and Year End Values for Fiscal Year 2002

   The following table shows information regarding the number and value of any unexercised stock options held by the named executives as of July 31, 2002. None of named executives exercised stock options in fiscal 2002.

                                                     Value of
                                    Number of     Unexercised in
                                   Unexercised      the Money
                                   Options at       Options at
                                    FY-End(#)       FY-End ($)
                                  Exercisable/     Exercisable/
                     Name         Unexercisable  Unexercisable(1)
                     ----        --------------- ----------------
               Fred C. Kuznik... 101,500/404,500       0/0
               Paul M. Olson....  363,000/42,000       0/0
               David R. Harden..       225,000/0       0/0
               George C. Graeber   67,500/45,000       0/0
               Normand Bourque..       197,550/0       0/0
               Ian Mack.........   15,000/60,000       0/0

--------
(1) Based on the closing price of the Common Stock on July 31, 2002 of $6.45.

Employment Agreements

   Fred Kuznik, Normand Bourque and Ian Mack have employment agreements with the Company. Pursuant to an employment agreement between Mr. Kuznik and the Company, effective as of December 10, 2001, and Mr. Mack and the Company effective August 1, 2000, Messrs. Kuznik and Mack are entitled to participate in certain bonus plans, and are entitled to termination payments if terminated without cause. Termination pay is based upon prior compensation and would be paid for a period of 12 months. The Company also entered into Senior Management Agreements with each of Messrs. Olson and Harden in 1988, pursuant to which each purchased shares of common stock. Messrs. Kuznik's and Mack's employment agreements and the Senior Management Agreements also impose certain additional restrictions upon the executives, including confidentiality obligations, assignment of the benefit of inventions and patents to the Company and a requirement that such executives devote substantially all of their business time to the Company.

   Following Mr. Olson's retirement as CEO, Mr. Olson was appointed as Vice Chairman of the Board of Directors and continued as a director. Mr. Olson retired as a director effective March 20, 2002. Mr. Olson and the

Company entered into a consulting agreement whereby Mr. Olson would be available for 3 years as a consultant to the Company (as directed by the Board or the Company's CEO). Mr. Olson will receive $300,000 annually and retain all of his stock options (with any requirement that he remain as an employee waived). Certain other benefits are also payable, including health benefits, reimbursement of club dues (provided the Company has access to such club) and car allowance. Such agreement also contains a non-compete agreement for the term of the consulting period.

   Mr. Bourque's employment terminated on October 4, 2002. Mr. Bourque is being paid severance (salary and benefits) for a period of 18 months following such termination in accordance with his employment agreement.

   Messrs. Kuznik, Graeber and Mack are also parties to agreements whereby in the event their employment is terminated other than for cause after a change of control or they resign for good reason following a change of control (i) they would receive an amount equal to 2 times the sum of (a) their highest annual compensation (excluding bonuses) over the prior 3 calendar years and (b) their average annual bonus over the prior 3 calendar years and (ii) be provided health benefits for 2 years following such change of control. In addition, certain unvested options and other long-term incentives would vest.

Certain Transactions

   Until August 2000, the Company purchased converted copper from an entity controlled by family members of David Harden, an officer of the Company, and purchases, from time to time, production equipment from a Company controlled by Mr. Harden. Purchases are made on an "as needed" basis, and there is no contract relating to such purchases. There were no purchases by the Company from such entities in fiscal 2002.

   Lance Balk, a director, is a partner of the law firm of Kirkland & Ellis. Kirkland & Ellis performed legal services for the Company prior to and during fiscal 2002.

Compensation Committee Report

  Compensation Policies Applicable to Executive Officers

   During fiscal 2002, the Compensation Committee continued to follow established compensation policies. The compensation program for salaried employees has been designed and is administered to ensure that employee compensation motivates superior job performance and the achievement of business objectives. The main policy objective of executive officer compensation is the maximization of stockholder value over the long term. The Compensation Committee believes that this can best be accomplished by an executive compensation program which reflects the following three principles:

      First, base salaries should be sufficient to attract and retain qualified management talent.

      Second, annual bonus and incentive programs should provide opportunity for significant increases in compensation, based on meeting or exceeding pre-determined performance targets.

      Third, a substantial portion of total long-term compensation should reflect performance on behalf of the Company's stockholders, as measured by increases in the Company's stock price.

   The Compensation Committee made no fundamental changes in the basic executive compensation program during fiscal 2002.

  Base Salary

   The Compensation Committee meets in the fall of each year. Annual base salaries of the executive officers for fiscal 2002 were reviewed by the Compensation Committee at its October 2001 meeting. Salary increases were not made due to then current economic and industry conditions.

  Bonus Plan

   Each of the named executive officers and certain other key personnel of the Company participate in an executive/management bonus plan (the "Bonus Plan"). The Bonus Plan provides for annual bonus awards based upon financial results compared to a projected budget prepared at the beginning of each fiscal year. Employees at each of the Company's operating units receive bonuses determined by the financial results of their respective division and/or by the overall financial results of the Company. Other participants, including the Chief Executive Officer (the "CEO"), receive bonuses based on the overall financial results of the Company. The individual's Target Bonus ranges from 15% to 60% of base salary, as determined by the Compensation Committee, and based primarily on the employee's position and place of employment within the Company. An individual participant's actual bonus is determined as a percentage ranging from 0% to 200% of the Target Bonus based upon (i) the relevant performance target(s) achieved, and (ii) the weight given to the relevant operating unit and overall Company performance targets. Bonus amounts are prorated for new participants who are added during the course of a given year. One half of the Bonus Plan bonuses earned are paid quarterly, with the balance paid after final fiscal year results are available. Bonus payments under the Bonus Plan are subject to modification at the discretion of the Compensation Committee. All senior executive/management bonus plans are approved by the Board of Directors.

  Stock Options

   Options for 500,000 shares were granted under the certain of the Company's long-term performance incentive plans to Mr. Kuznik upon commencement of his employment with the Company. No other stock options were issued to senior management during fiscal 2002. Shares of common stock that remain reserved for grant under the Company's stock option plans as of October 22, 2002 are: for the Long-Term Performance Incentive Plan, 3,983 shares; for the Supplemental Long-Term Performance Incentive Plan, 278,950 shares; for the 1999 Long-Term Performance Incentive Plan, 74,230 shares and for the 2001 Long-Term Performance Incentive Plan, 801,292 shares.

   In order to create and provide an option incentive structure similar to that for its employees, the Company adopted the Director Plan in 1995. Under this plan, the Company's outside Directors are eligible to receive shares of common stock in an amount and at a price set by a pre-arranged formula. Under the Director Plan 132,341 shares of common stock remain reserved for grant to the Company's outside Directors.

  Compensation of Chief Executive Officer

   The compensation policies described above apply as well to the compensation of the CEO. The Compensation Committee is directly responsible for determining the CEO's salary level and for all awards and grants to the CEO under the incentive components of the compensation program. The overall compensation package of the CEO is designed to recognize that the CEO bears primary responsibility for increasing the value of stockholders' investments. Accordingly, a substantial portion of the CEO's compensation is incentive-based, providing greater compensation as direct and indirect financial measures of stockholder value increase. The CEO's compensation is thus structured and administered to motivate and reward the successful exercise of these responsibilities.

   Mr. Kuznik accepted the position of Chief Executive Officer of the Company effective December 10, 2001. The terms of Mr. Kuznik's employment were based on the compensation package for the Company's retiring CEO with such changes that the Compensation Committee determined were necessary to make the package competitive. Mr. Kuznik's base salary is $600,000. He was entitled to a guaranteed bonus of $150,000 for the period of December 10, 2001 to July 31, 2002. Mr. Kuznik was granted options and a change of control agreement, each described above.

  Internal Revenue Code Section 162(m)

   The Compensation Committee has determined that it is unlikely that the Company would pay any material amounts in fiscal 2002 that would result in the loss of a federal income tax deduction under Section 162(m) of the Internal Revenue Code of 1986, as amended, and accordingly, has not recommended that any special actions be taken or that any plans or programs be revised at this time in light of such tax law provision.

  Conclusion

   Through the programs described above and the stock ownership of management through options, the Compensation Committee believes that a significant portion of the Company's executive compensation is linked directly to corporate performance.

                                          Respectfully submitted,

                                          COMPENSATION COMMITTEE MEMBERS

                                          Bryan C. Cressey  Richard C. Tuttle

                               *  *  *  *  *  *

Performance Graph

   The following graph compares the cumulative total return on $100 invested on July 31, 1997 through July 31, 2002 in the common stock of the Company, the S&P 500 Index and the S&P Smallcap Telecommunications Index (which replaced the S&P Smallcap Communications Equipment Index effective January 1, 2002). The return of the indices is calculated assuming reinvestment of dividends during the period presented. The Company has not paid any dividends since its initial public offering. The stock price performance shown on the graph below is not necessarily indicative of future price performance.




                                    [CHART]


                   Cable Design                              S&P Smallcap
 Date       Technologies Corporation  S&P 500 Index   Telecommunications Index
------      ------------------------  -------------   ------------------------
7/31/97             $100.00              $100.00               $100.00
7/31/98              $61.65              $117.43                $79.45
7/31/99              $79.82              $139.23                $62.97
7/30/00             $103.67              $149.93                $93.40
7/31/01              $99.41              $126.92                $41.04
7/31/02              $42.61               $95.53                $15.86

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

   The table below sets forth certain information regarding beneficial ownership of common stock as of October 22, 2002, by each person or entity known to the Company who owns of record or beneficially five percent or more of the common stock, by each named executive officer and director nominee and all executive officers and director nominees as a group.

                                                                     Number of Shares  Percentage of
                                                                        of Common       Outstanding
Name                                                                     Stock(1)     Common Stock(1)
----                                                                 ---------------- ---------------
Fidelity Research and Management Corporation........................    6,658,120          14.9%
Capital Guardian Trust Company......................................    2,916,500           6.5%
Wellington Management Co. LLP.......................................    2,298,650           5.1%
T. Rowe Price Associates, Inc.......................................    2,283,750           5.1%
Bryan C. Cressey(2)(4)..............................................      313,980             *
Paul M. Olson(5)....................................................      636,521           1.4%
Lance C. Balk(2)(6).................................................       14,884             *
George C. Graeber(2)(7).............................................      136,563             *
David R. Harden (8).................................................      800,202           1.8%
Michael F.O. Harris(2)(3)(9)........................................       39,513             *
Glenn Kalnasy(2)(3)(6)..............................................       22,343             *
Ferdinand Kuznik(2)(10).............................................      210,670             *
Ian Mack(11)........................................................       58,148             *
Richard C. Tuttle(2)(3)(12).........................................       54,058             *
Normand Bourque(13).................................................      207,549             *
All executive officers and director nominees as a group (15 persons)    2,808,839           6.3%

--------
*    Represents less than 1%.
(1) Figures are based upon 44,695,948 shares of common stock outstanding as of October 22, 2002. The figures assume exercise by only the stockholder or group named in each row of all options for the purchase of common stock held by such stockholder or group which are exercisable within 60 days of October 22, 2002. Figures for Fidelity Research and Management Corporation, Capital Guardian Trust Company, Wellington Management Co. LLP and T. Rowe Price Associates, Inc. are as of June 30, 2002, which represents the latest available data.
(2) Messrs. Cressey, Balk, Graeber, Harris, Kalnasy, Kuznik and Tuttle are directors of the Company.
(3)  Member of the Audit Committee.
(4) Includes 3,331 shares covered by options and 70,000 shares held by the Bryan and Christina Cressey Foundation (the "Foundation"). Mr. Cressey is the President of the Foundation and may be deemed to be a beneficial owner of the common stock of the Company owned by the Foundation, but Mr. Cressey disclaims any such beneficial ownership.
(5) Based on information provided by Mr. Olson. Mr. Olson is no longer required to report his ownership following his resignation as a director. Includes 363,000 shares covered by options.
(6) Includes 2,500 shares covered by options for each of Mssrs. Balk and Kalnasy.
(7) Includes 67,500 shares covered by options and 55,926 restricted shares granted on October 15,2002 (but subject to three year vesting).
(8)  Includes 225,000 shares covered by options.
(9)  Includes 3,331 shares covered by options.
(10) Includes 134,499 shares covered by options and 67,037 restricted shares granted on October 15,2002 (but subject to three year vesting).
(11) Includes 30,000 shares covered by options and 28,148 restricted shares granted on October 15,2002 (but subject to three year vesting).
(12) Includes 21,234 shares covered by options.
(13) Includes 197,550 shares covered by options.

                            AUDIT COMMITTEE REPORT

   The Audit Committee of the Board of Directors is comprised of the three directors named below. Each member of the Audit Committee is an independent director as defined by New York Stock Exchange rules. The Audit Committee has adopted a written charter which has been approved by the Board of Directors. The Audit Committee has reviewed and discussed the Company's audited financial statements with management, which has primary responsibility for the financial statements. Deloitte & Touche LLP, the Company's independent auditor for fiscal 2002, is responsible for expressing an opinion on the conformity of the Company's audited financial statements with generally accepted accounting principles. The Audit Committee has discussed with Deloitte & Touche LLP the matters that are required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees). Deloitte & Touche LLP has provided to the Audit Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with Deloitte & Touche LLP that firm's independence.

   Effective April 8, 2002, the Board of Directors, upon recommendation of the Audit Committee, approved the engagement of Deloitte & Touche LLP as the Company's independent accountants for the fiscal year ending July 31, 2002 and dismissed the firm of Arthur Andersen LLP ("Andersen"). In connection with the audits for the two most recent fiscal years and through April 8, 2002, there have been no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to Andersen's satisfactions, would have caused Andersen to make reference thereto in its report on the consolidated financial statements of the Company for such time period. Also, there were no reportable events as described in Item 304(a)(1)(v) of Regulation S-K. Andersen's reports on the financial statements of the Company for the last two fiscal years neither contained an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the Company's two most recent fiscal years ended July 31, 2001 and the subsequent interim period through April 8, 2002, the Company did not consult with Deloitte & Touche LLP regarding any of the matters or events set forth in
Item 304(a)(2)(i) and (ii) of Regulation S-K.

   During fiscal 2002, the Company engaged its principal accounting firm, Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates to provide services in the following categories and amounts:

Audit Fees:
   Audit of the consolidated financial statements of the Company.      $587,073
Financial Information Systems Design/Implementation..................  $      0
Other Fees:
   Audit-related fees(1).............................................  $243,397
   Tax related fees..................................................  $278,000
                                                                       --------
Total Other Fees(2)..................................................  $521,397
--------
(1) This amount includes fees for foreign statutory audits, employee benefit plan audits, and internal audit evaluation services.
(2) The Company's Audit Committee considered whether the provision of non-audit services rendered by Deloitte & Touche LLP to the Company was compatible with maintaining Deloitte & Touche LLP's independence and concluded that Deloitte & Touche LLP's independence was not impaired.

   Based on the considerations referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for fiscal 2002 and that Deloitte & Touche LLP be appointed independent auditors for the Company for fiscal 2003. The foregoing report is provided by the following independent directors, who constitute the Audit Committee:

                                                 Michael F.O. Harris (Chairman)
                                                              Richard C. Tuttle
                                                                  Glenn Kalnasy

      DIRECTOR AND OFFICER AND TEN PERCENT STOCKHOLDER SECURITIES REPORTS

   The federal securities laws require the Company's directors and officers, and persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission, the New York Stock Exchange and the Secretary of the Company initial reports of ownership and reports of changes in ownership of the common stock of the Company. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required, during the fiscal year 2002, all of the Company's officers, directors and greater-than-ten-percent beneficial owners made all required filings.

                             STOCKHOLDER PROPOSALS

   Proposals of stockholders to be presented at the 2003 Annual Meeting of Stockholders must be received by the Secretary of the Company by July 10, 2003 to be considered for inclusion in the Company's Proxy Statement and form of proxy relating to that meeting. It is anticipated that the 2003 Annual Meeting will be scheduled for December 10, 2003. The Nominating Committee will consider persons recommended by shareholders for nomination for election to the Company's Board of Directors. Shareholders must submit any such recommendation in writing prior to the date set forth above to: Nominating Committee Chairperson, c/o Corporate Secretary, Cable Design Technologies, Foster Plaza 7, 661 Andersen Drive, Pittsburgh, Pennsylvania 15220.

                                 OTHER MATTERS

   As of the date of this Proxy Statement, the Board of Directors does not know of any business to come before the Annual Meeting other than the matters described in the notice. If other business is properly presented for consideration at the Annual Meeting, the enclosed Proxy authorizes the persons named therein to vote the shares in their discretion.

                            SOLICITATION OF PROXIES

   Solicitation of the Proxies may be made through officers and regular employees of the Company by telephone or by oral communications with some stockholders following the original solicitation period. No additional compensation will be paid to such officers and regular employees for proxy solicitation. Expenses incurred in the solicitation of Proxies will be borne by the Company, including the charges and expenses of brokerage firms and others of forwarding solicitation material to beneficial owners of Common Stock. In addition to use of the mails, Proxies may be solicited by officers and employees of the Company in person or by telephone. The Company has no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserves the option of doing so if it should appear that a quorum might otherwise not be obtained or for solicitation of proxies in connection with any of the proposed matters.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

   The Company's Annual Report for the fiscal year ended July 31, 2002, including the financial information included therein, has been filed with the Securities and Exchange Commission and is incorporated in this Proxy Statement by reference.

                                  DETACH HERE                             ZCABC:

                                     PROXY

                     CABLE DESIGN TECHNOLOGIES CORPORATION

             For Annual Meeting of Stockholders - December 10, 2002

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Fred C. Kuznik, George Graeber and Charles B. Fromm, and each or any of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of the Corporation which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified below and upon such other matters as may be properly brought before the meeting or any adjournments thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR THE
                                  ---                               ---
PROPOSALS IN ITEM 2 AND AUTHORITY WILL BE DEEMED GRANTED UNDER PROPOSAL 3.

-------------------                                      ---------------------
   SEE REVERSE            CONTINUED AND TO BE SIGNED          SEE REVERSE
      SIDE                      ON REVERSE SIDE                  SIDE
-------------------                                      ---------------------

CABLE DESIGN TECHNOLOGIES
CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940



                                  DETACH HERE                              ZCAB:

     Please mark
[X]  votes as in
     this example.

1. To elect a Board of Directors for the ensuing year.
   Nominees: (01) Bryan C. Cressey, (02) Lance Balk, (03) George Graeber,
   (04) Michael F.O. Harris, (05) Glenn Kainasy, (06) Ferdinand Kuznik,
   (07) Richard C. Tuttle.
                        FOR              WITHHELD
                        [ ]                 [ ]

   [ ]
        -----------------------------------------------------
              For all nominees except as noted above

2. To elect Deloitte & Touche LLP as auditors           FOR    AGAINST   ABSTAIN
   for the fiscal year ending July 31, 2003.            [ ]      [ ]       [ ]

3. To transact such other business as may properly come before the meeting.

                            MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT  [ ]

                            (If signing as attorney, executor, trustee or guardian, please give your full title as such. If shares are held jointly, each holder should sign.)


Signature: ________________________ Date: ____________________________


Signature: ________________________ Date: ____________________________